Exhibit 10.5

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 1, 2012 by and between TRX, INC. (the “Borrower”) and ATLANTIC CAPITAL BANK, as Lender (the “Lender”).

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of May 30, 2008 (as amended, supplemented, restated or otherwise modified from time to time and as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendment to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is amended by deleting the defined terms “Commitment” and “Maturity Date” in Section 1.01 in their entireties and substituting in their place the following:

“Commitment” means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed $5,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

“Maturity Date” means June 30, 2013.

(b) The Credit Agreement is further amended by deleting clause (a) of Section 2.07 in its entirety and substituting in its place the following:

“(a) Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to LIBOR plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal the Base Rate plus the Applicable Rate.”

(c) The Credit Agreement is further amended by deleting clause (a) of Section 8.13 in its entirety and substituting in its place the following:

“(a) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at any time to be greater than 1.25 to 1.00.

Solely for the purposes of calculating the Consolidated Senior Leverage Ratio as of the end of any of the Borrower’s fiscal quarters, the Borrower may calculate Consolidated Funded Indebtedness assuming that any service fee prepayments to be made by Expedia, Inc., American Express Company, BCD Travel, AMR Corporation or Hogg Robinson Group plc (or by any Subsidiary or successor client entity of any of the foregoing) to the Borrower on such date of calculation (i) have been made to the Borrower, (ii) have been paid by the Borrower to the Lender for application against Loans then outstanding, provided that such prepayment has actually been received by the Borrower and paid to the Lender within 5 Business Days after such date of calculation in amount equal or greater than the amount the Borrower assumed in its calculations would be received. If the requirements of the proviso in the immediately preceding sentence have not been satisfied by the time period set forth therein, then the Borrower shall calculate the Consolidated Senior Leverage Ratio as of such date of calculation without the assumptions permitted by the immediately preceding sentence.”

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:

(a) A counterpart of this Amendment duly executed by the Borrower and the Lender;

(b) A Guarantor Acknowledgment substantially in the form of Annex 1 attached hereto, executed by each Guarantor (other than BCD);

(c) An Amendment to Guaranty Agreement with respect to the BCD Guaranty, substantially in the form of Annex 2 attached hereto, executed by BCD and Lender; and

(d) Such other documents, instruments and agreements as the Lender may reasonably request.

Section 3. Representations. The Borrower represents and warrants to the Lender that:

(a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person; (ii) conflict with, result in a breach of or constitute a default under the Borrower’s articles of incorporation or by-laws or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower.

(c) No Default. No Default or Event of Default will exist immediately after giving effect to this Amendment and that certain letter agreement dated as of the date hereof between the Borrower and the Lender.

Section 4. Reaffirmation of Representations by Borrower. The Borrower hereby repeats and reaffirms in all material respects all representations and warranties made by the Borrower to the Lender in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (except to the extent that such representations and warranties are expressly made only as of an earlier date) with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Certain References: Loan Document. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. Each of the parties hereto agree that this Amendment shall be deemed to be a Loan Document.

Section 6. Expenses. The Borrower shall reimburse the Lender upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed as of the date first above written.

THE BORROWER:

TRX, INC.

By:	/s/ David D. Cathcart
	Name:	DAVID CATHCART
	Title:	CFO

THE LENDER:

ATLANTIC CAPITAL BANK

By:	/s/ Robert Bugbee
	Name:	Robert Bugbee
	Title:	Senior Vice President

ANNEX 1

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of May 1, 2012 (this “Acknowledgment”) executed by each of the undersigned in favor of Atlantic Capital Bank, as Lender (the “Lender”).

WHEREAS, TRX, Inc. (the “Borrower”) and the Lender have entered into that certain Credit Agreement dated as of May 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the entities identified as “Subsidiary Guarantors” on the signature page hereto is a party to that certain Guaranty dated as of May 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) pursuant to which they guaranty, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Subsidiary Guaranty;

WHEREAS, the Borrower and the Lender are to enter into a Fourth Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained in the Amendment; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Subsidiary Guarantors execute and deliver this Acknowledgment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Subsidiary Guarantor hereby reaffirms its continuing obligations to the Lender under the Subsidiary Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Subsidiary Guaranty, or reduce, impair or discharge the obligations of such Subsidiary Guarantor thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, each of the Subsidiary Guarantors has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE SUBSIDIARY GUARANTORS:

TECHNOLOGY LICENSING COMPANY, LLC TRAVEL TECHNOLOGY, LLC TRX DATA SERVICES, INC.
TRX FULFILLMENT SERVICES, LLC

By:	/s/ David D. Cathcart
	Name:	David D. Cathcart
	Title:	Vice President, Secretary and Treasurer

TRX TECHNOLOGY SERVICES, L.P.

By:	TRAVEL TECHNOLOGY, LLC, its General Partner

		By:	/s/ David D. Cathcart
			Name:	David D. Cathcart
			Title:	Vice President, Secretary and Treasurer

ANNEX 2

FORM OF FIRST AMENDMENT TO GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO GUARANTY AGREEMENT (this “Amendment”) dated as of May 1, 2012 by and between BCD Holdings N.V. (the “Guarantor”) and ATLANTIC CAPITAL BANK, as Lender (the “Lender”).

WHEREAS, the TRX, Inc. and the Lender have entered into that certain Credit Agreement dated as of May 30, 2008 (as amended, supplemented, restated or otherwise modified from time to time and as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, as a condition to the Lender making certain amendments to the Credit Agreement pursuant to the terms of that certain First Amendment to Credit Agreement dated as of December 2, 2008, the Guarantor was required to guaranty the obligations of the Borrower under the Credit Agreement pursuant to the terms of that certain Guaranty Agreement dated as of December 2, 2008 (the “Guaranty”); and

WHEREAS, the Guarantor and the Lender desire to amend certain provisions of the Guaranty on the terms and conditions contained herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 12. Specific Amendment to Guaranty. The parties hereto agree that the Guaranty is amended by deleting Section 1 in its entirety and substituting in its place the following:

“1. Guaranty. The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees to each of the Secured Parties the payment and performance in full of the Borrower’s Liabilities (as defined below). For all purposes of this Guaranty Agreement, “Borrower’s Liabilities” means the Borrower’s prompt payment in full, when due or declared due and at all such times, and prompt, full and faithful performance, observance and discharge, of all Obligations (whether now existing or hereafter arising). The Guarantor’s obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of the Guarantor with respect to the Guarantor’s Obligations shall be limited to (a)an aggregate amount equal to 90% of the “Commitment” (as such term is defined in the Credit Agreement), provided, that if at any time the aggregate principal amount of outstanding Loans (the “Outstandings”) is greater than 90% of the “Commitment” and the amount of Margined A/R is less than the amount of Outstandings at such time of determination, then the liability of the Guarantor with respect to the Guarantor’s obligations shall be limited to 100% of the “Commitment”, and (b) an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable law of any state of the United States. The Guarantor agrees that it is unconditionally and absolutely liable for the payment of the Borrower’s Liabilities (subject to the limitation in the immediately preceding sentence) and that the Guarantor may be required to pay the Guarantor’s Obligations without any demand upon, or assistance from, the Borrower or any other Person.

For purposes of this Section 1, the following terms shall have the meanings given below:

“Account Debtor” means any Person that is obligated on or under an Account.

“Accounts” means all present and future rights of the Borrower and its Domestic Subsidiaries to payment for “inventory” or other “goods” (as such terms are defined in the UCC) sold or leased or for services rendered, which rights are not evidenced by “instruments” or “chattel paper” (as such terms are defined in the UCC), regardless of whether such rights have been earned by performance, and any other “accounts” (as defined in the UCC).

“Consolidated Domestic Accounts” means, as of any time of determination, all Accounts of the Borrower and its Domestic Subsidiaries on a consolidated basis other than the following Accounts:

(a) all Accounts which are at that time unpaid for a period exceeding ninety (90) days after the original invoice due date of the original invoice related thereto;

(b) all Accounts owing by an Account Debtor if more than forty percent (40%) of the Accounts owing by such Account Debtor are at that time unpaid for a period exceeding ninety (90) days after the invoice due date of the original invoice related thereto;

(c) those Accounts of an Account Debtor, the aggregate face amount of which are in excess of twenty-five percent (25%) of the aggregate face amount of all other Consolidated Domestic Accounts of all Account Debtors;

(d) those Accounts owing from (i) the United States or any department, agency or instrumentality thereof unless the Borrower or such applicable Domestic Subsidiary shall have complied with the Assignment of Claims Act to the satisfaction of the Lender or (ii) any state, commonwealth, city or other political subdivision, or any department, agency or instrumentality thereof, with respect to which an assignment of claims act similar to the Assignment of Claims Act is applicable unless the Borroweror such applicable Domestic Subsidiary shall have complied with such assignment of claims act to the satisfaction of the Lender;

(e) Accounts which arise out of transactions with Affiliates of any Loan Party;

(f) Accounts of an Account Debtor that is located outside the United States;

(g) Accounts which are or may be subject to rights of setoff or counterclaim, or are in dispute, by the Account Debtor (to the extent of the amount of such setoff or counterclaim or dispute);

(h) Accounts in which Lender does not, for any reason, have a first priority perfected Lien;

(i) Accounts which are subject to any Liens other than Permitted Liens or which, in the Lender’s opinion in its sole discretion may be subject to Liens or conflicting claims of ownership, whether such Liens or conflicting claims are asserted or could be asserted by any Person;

(j) Accounts that do not arise from the sale of inventory (as defined in the UCC) or the performance of services by the Borrower or such applicable Domestic Subsidiary in the ordinary course of business;

(k) Accounts upon which the Borrower’s or such applicable Domestic Subsidiary’s right to receive payment is contingent upon the fulfillment of any condition whatsoever;

(l) Accounts as to which the Borrower or such applicable Domestic Subsidiary is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(m) if the Account represents a progress billing consisting of invoice for goods sold, or to be sold, or used, or to be used, or services rendered or to be rendered, pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the Borrower’s or such applicable Domestic Subsidiary’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(n) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and not refused by the applicable Account Debtor;

(o) Accounts to the extent the Borrower or such applicable Domestic Subsidiary is liable for goods sold or services rendered by the applicable Account

Debtor to the Borrower or such applicable Domestic Subsidiary, or has received any deposit or advance payment from the applicable Account Debtor (whether or not it pertains to such Account), but in each case only to the extent of the potential offset;

(p) Accounts that arise with respect to goods which are delivered on a bill-and-hold (unless the Borrower or such applicable Domestic Subsidiary provides proof of acceptance by the applicable Account Debtor and proof that the goods are governed by insurance by either the applicable Account Debtor or the Borroweror such applicable Domestic Subsidiary), cash on delivery basis or placed on consignment, guaranteed sale or other terms by reason of which payment by the Account Debtor is or may be conditional;

(q) Accounts as to which any of the representations or warranties in any of the Loan Documents are not true; or

(r) any Account to the extent such Account is evidenced by a judgment, “instrument” or “chattel paper” (as such terms are defined in the UCC) unless such “instrument” or “chattel paper” (as such terms are defined in the UCC) is delivered to the Lender.

The Lender reserves the right, at any time and from time to time after the Closing Date, to establish reserves with respect to Consolidated Domestic Accounts in its reasonable credit judgment.

“Margined A/R” means, as of any time of determination, 80% of Consolidated Domestic Accounts.

Section 13. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:

(a) A fully executed Fourth Amendment to Credit Agreement; and

(b) Such other documents, instruments and agreements as the Lender may reasonably request.

Section 14. Representations. The Guarantor represents and warrants to the Lender that:

(a) Authorization. The Guarantor has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Guaranty, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Guarantor and each of this Amendment and the Guaranty, as amended by this Amendment, is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by the Guarantor of this Amendment and the performance by the Guarantor of this Amendment and the Guaranty, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person; (ii) conflict with, result in a breach of or constitute a default under the Guarantor’s articles of incorporation or by-laws or any indenture, agreement or other instrument to which the Guarantor is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor.

Section 15. Reaffirmation of Representations by Guarantor. The Guarantor hereby repeats and reaffirms in all material respects all representations and warranties made by the Guarantor to the Lender in the Guaranty to which it is a party on and as of the date hereof (except to the extent that such representations and warranties are expressly made only as of an earlier date) with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 16. Expenses. The Guarantor shall reimburse the Lender upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 17. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 18. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 19. Effect. Except as expressly herein amended, the terms and conditions of the Guaranty remains in full force and effect. The amendment contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 20. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 21. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Guaranty Agreement to be executed as of the date first above written.

THE GUARANTOR:

BCD HOLDINGS N.V.
Willemstad, May 8, 2012

By:	/s/ C. Gomes Casseres
Name:	C. Gomes Casseres
Title:	Managing Director

By:	/s/ M.L. Alexander
Name:	M.L. Alexander
Title:	Managing Director

THE LENDER:

ATLANTIC CAPITAL BANK

By:	/s/ Robert Bugbee
	Name:	Robert Bugbee
	Title:	Senior Vice President